UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

Quanex Building Products Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K (this “Current Report”) relating to the entry by Quanex Building Products Corporation, a Delaware corporation (“we,” “us,” “our,” or “Quanex”), into new senior-secured credit facilities is incorporated into this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report relating to the termination of Quanex’s prior unsecured credit facility is incorporated into this Item 1.02 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 2, 2015, Quanex completed its acquisition (the “Acquisition”) of WII Holding, Inc., a Delaware corporation (“WII”), in accordance with the previously disclosed Agreement and Plan of Merger, dated as of August 30, 2015, among Quanex, QWMS, Inc., a Delaware corporation and a wholly-owned subsidiary of Quanex, WII, and Olympus Growth Fund IV, L.P., a Delaware limited partnership (“Olympus”), solely in its capacity as the representative of the stockholders of WII and for other purposes set forth therein (the “Merger Agreement”). As a result of the Acquisition, WII became a wholly-owned subsidiary of Quanex.

In connection with the consummation of the Acquisition, we paid an aggregate amount in cash based on an enterprise value of WII equal to $248.5 million, less $5,462,800 placed into an escrow account and subject to other adjustments set forth in the Merger Agreement. Other than in respect of the Acquisition, neither we nor any of our affiliates has any material relationship with WII or Olympus.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to this Current Report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

New Debt Arrangements

On November 2, 2015, in connection with the consummation of the Acquisition, Quanex entered into (a) a Credit Agreement, among Quanex and certain domestic subsidiaries of Quanex, as US Borrowers; Edgetech (UK) Limited and H L Plastics Limited, as UK Borrowers; Edgetech Europe GmbH, as German Borrower (collectively, the “ABL Borrowers”); the lenders parties thereto (the “ABL Lenders”); and Wells Fargo Bank, National Association (“Wells Fargo”), as agent (in such capacity, the “ABL Agent”) for the ABL Lenders (the “Credit Agreement”), for the purpose of establishing a $100 million asset-based revolving credit facility in favor of the ABL Borrowers (the “ABL Facility”), and (b) a Term Loan Credit Agreement, among Quanex, as Borrower; the lenders parties thereto (the “Term Lenders”); and Wells Fargo, as agent (in such capacity, the “Term Agent”) for the Term Lenders (the “Term Loan Agreement”), for the purpose of establishing a $310 million term loan facility in favor of Quanex (the “Term Facility” and, together with ABL Facility, the “Senior Credit Facilities”).

The ABL Facility is secured, in whole or in part, by substantially all of the non-real estate property and assets of Quanex and its subsidiaries, and is guaranteed, in whole or in part, by substantially all of Quanex’s subsidiaries. The Term Facility is secured by substantially all of the non-real estate property and assets of Quanex and its domestic subsidiaries, and is guaranteed by substantially all of Quanex’s domestic subsidiaries. To the extent the ABL Agent and the Term Agent share any collateral securing the respective Senior Credit Facilities, the relative priorities in such common collateral are allocated and determined pursuant to an Intercreditor Agreement between the ABL Agent and the Term Agent.

The initial borrowings and extensions of credit under the Senior Credit Facilities were used to (a) fund the consideration paid by Quanex in connection with the Acquisition, (b) refinance certain existing indebtedness of Quanex and its subsidiaries (the “Refinancing”), (c) make payment of fees, commissions, and expenses in connection with the Acquisition, the Refinancing, and the entry into the Senior Credit Facilities, and (d) finance ongoing working capital requirements of Quanex and its subsidiaries and other general corporate purposes.

Termination of Prior Debt Arrangement

On November 2, 2015, in connection with its entry into the Senior Credit Facilities, Quanex terminated its Credit Agreement, dated as of January 28, 2013, among Quanex, its subsidiaries that are guarantors thereto, the lenders party thereto, and Wells Fargo, as agent (the “Prior Credit Agreement”). The Prior Credit Agreement provided Quanex with a senior unsecured revolving credit facility of up to an aggregate principal amount of $150 million. As a result of its termination, Quanex and its subsidiaries have no further obligations under the Prior Credit Agreement. The termination of the Prior Credit Agreement and the payment of any and all outstanding amounts due thereunder were conditions precedent to the closing of the Senior Credit Facilities. There were no termination penalties incurred by Quanex in connection with the termination of the Prior Credit Agreement.

Credit Agreement

The Credit Agreement is a five-year $100 million senior secured asset-based revolving credit facility. Pursuant to the Credit Agreement, among other things:

(a)	there is a sublimit up to $10 million for letters of credit;

(b)	there is a sublimit up to $10 million for swingline loans;

(c)	there is a formulaic sublimit not to exceed $25 million for direct loans to the UK Borrowers;

(d)	there is a formulaic sublimit not to exceed $5 million for direct loans to the German Borrower;

(e)	actual availability under the ABL Facility is limited to the lesser of (i) the maximum amount committed by the ABL Lenders under the Credit Agreement, and (ii) the amount determined to be the borrowing base in effect from time to time, which amount is generally determined to be 85% of the amount of the ABL Borrowers’ pledged accounts receivable meeting the customary eligibility requirements of the Credit Agreement, plus an additional amount generally equal to the lesser of (y) 60% of the ABL Borrowers’ customarily-determined eligible inventory, or (z) 85% or the net orderly liquidation value of such customarily-determined eligible inventory, with such aggregate amount reduced by such customary reserves as may be established by the ABL Agent from time to time;

(f)	provision is made to allow Quanex to increase the total commitments under the ABL Facility by an aggregate amount not in excess of $50 million without the necessity of ABL Lender consent by obtaining additional commitments from ABL Lenders (who have no obligation to do so) or other lenders, subject to certain conditions, including the absence of a default and demonstration of pro forma financial covenant compliance during the succeeding 12-month period;

(g)	with certain limited exceptions, subsequently acquired or formed direct and indirect subsidiaries will be required to join in the ABL Facility as guarantors and pledge substantially all of their non-real estate assets to secure all or a specified portion of the ABL Facility obligations;

(h)	there are customary mandatory prepayment provisions and customary optional prepayment and commitment reduction provisions (and, generally, amounts paid or prepaid under the ABL Facility may be reborrowed);

(i)	there are customary representations and warranties, affirmative covenants, negative covenants, and provisions governing an event of default (including acceleration of payment in connection with (i) Quanex’s failure to pay all or any portion of any obligations, principal, or any amount payable under a letter of credit, or (ii) a default under the Term Loan Agreement);

(j)	there is a financial covenant requiring Quanex to maintain a consolidated fixed charge coverage ratio of at least 1.10 to 1.00, tested on a trailing 12-month period basis as of the last day of each fiscal month ending during a defined Covenant Trigger Period, which is a period beginning on any day on which Quanex’s unused availability under the ABL Facility is less than the greater of (i) 12.5% of the commitments with respect to the ABL Facility, and (ii) $12.5 million, and continuing until such unused availability for each day over a 30-consecutive day period has been equal to or greater than the greater of (y) 12.5% of the commitments with respect to the ABL Facility, and (z) $12.5 million; and

(k)	customary base rate and LIBOR rate interest options are available, in each case, plus applicable margins set at various levels in the Credit Agreement dependent upon average excess availability during each fiscal quarter, with a range of from 50 bps to 100 bps for loans priced at the base rate and 150 bps to 200 bps for loans priced at the LIBOR rate.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Term Loan Agreement

The Term Loan Agreement is a seven-year $310 million senior secured term loan facility. On November 2, 2015, the lenders funded the full amount of the facility. Under the Term Loan Agreement, among other things:

(a)	subject to certain requirements, including the absence of a default, Quanex may from time to time request incremental term loan commitments in an aggregate principal amount not to exceed $50 million in the aggregate, plus an additional amount which would not cause the consolidated senior secured leverage ratio to exceed 3.00 to 1.00, without the necessity of Term Lender consent, by obtaining additional Term Facility commitments from Term Lenders (who have no obligation to do so);

(b)	in addition to existing Term Lenders, Quanex may seek commitments from third party lenders in connection with any incremental term loan commitment request, subject to certain consent rights given to the Term Agent;

(c)	the Term Facility obligations are and will be guaranteed by Quanex and each existing and subsequently acquired or formed direct and indirect material domestic subsidiary of Quanex, and are and will be secured by substantially all of the non-real estate property and assets of Quanex and each existing and subsequently acquired or formed direct and indirect material domestic subsidiary of Quanex;

(d)	the Term Facility will mature on the seventh anniversary of the date on which the initial term loan is funded under the Term Facility;

(e)	prior to maturity, the Term Facility will amortize in equal quarterly installments in an aggregate principal amount equal to 0.25% of the aggregate principal amount of the initial loan, with the entire unpaid balance due on the maturity date;

(f)	there are customary mandatory prepayment provisions, and subject to certain conditions, customary optional prepayment provisions available without premium or penalty, except that if Quanex prepays, refinances, substitutes, or replaces all or any part the Term Facility prior to the first anniversary of the date on which the initial term loan is funded under the Term Facility, Quanex must pay a call premium equal to 1.00% of the principal amount of the Term Facility loans so prepaid, refinanced, substituted, or replaced; and

(g)	there are customary representations and warranties, affirmative covenants, negative covenants, and provisions governing an event of default (including acceleration of payment in connection with (i) Quanex’s failure to pay all or any portion of obligations or principal, or (ii) a default under the Credit Agreement).

The foregoing description of the Term Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 2, 2015, Martin Ketelaar, Quanex’s Vice President-Treasurer and Investor Relations, departed from his employment with Quanex.

Item 7.01. Regulation FD Disclosure.

On November 2, 2015, Quanex issued a press release announcing the consummation of the Acquisition (the “Press Release”). The full text of the Press Release is attached as Exhibit 99.1 to this Current Report.

The information in the Press Release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, unless Quanex expressly states that such information is to be considered “filed” under the Exchange Act or incorporates such information by specific reference in a Securities Act or Exchange Act filing. The furnishing of the Press Release is not intended to, and does not, constitute a determination or admission by Quanex that any information contained therein is material or complete, or that investors should consider the Press Release before making an investment decision with respect to Quanex’s securities.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

To the extent any financial statements are required by Item 9.01(a) of Form 8-K, such financial statements will be filed by amendment to this Current Report within 71 calendar days from the date this Current Report must be filed.

(b)	Pro forma financial information.

To the extent any pro forma financial information is required by Item 9.01(b) of Form 8-K, such financial information will be filed by amendment to this Current Report within 71 calendar days from the date this Current Report must be filed.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of August 30, 2015, among Quanex Building Products Corporation, QWMS, Inc., WII Holding, Inc., and Olympus Growth Fund IV, L.P, solely in its capacity as the representative of the stockholders of WII Holding, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on August 31, 2015).*

10.1	Credit Agreement, dated as of November 2, 2015, among Quanex Building Products Corporation and certain of its domestic subsidiaries, as US Borrowers; Edgetech (UK) Limited and H L Plastics Limited, as UK Borrowers; Edgetech Europe GmbH, as German Borrower; the lenders parties thereto; and Wells Fargo Bank, National Association, as Agent.*

10.2	Term Loan Credit Agreement, dated as of November 2, 2015, among Quanex Building Products Corporation, as Borrower, the lenders parties thereto, and Wells Fargo Bank, National Association, as Agent.*

99.1	Press Release dated November 2, 2015.

*	The representations, warranties, and covenants contained in the agreement were made only for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the agreement, and may be subject to limitations agreed upon by those contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of any of the parties to the agreement or any of their respective stockholders, subsidiaries, or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date the agreement is entered into, which subsequent information may or may not be fully reflected in the public disclosures of Quanex.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION

Date: November 2, 2015	By:	/s/ Brent L. Korb
Brent L. Korb
Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 30, 2015, among Quanex Building Products Corporation, QWMS, Inc., WII Holding, Inc., and Olympus Growth Fund IV, L.P, solely in its capacity as the representative of the stockholders of WII Holding, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on August 31, 2015).*

10.1	Credit Agreement, dated as of November 2, 2015, among Quanex Building Products Corporation and certain of its domestic subsidiaries, as US Borrowers; Edgetech (UK) Limited and H L Plastics Limited, as UK Borrowers; Edgetech Europe GmbH, as German Borrower; the lenders parties thereto; and Wells Fargo Bank, National Association, as Agent.*

10.2	Term Loan Credit Agreement, dated as of November 2, 2015, among Quanex Building Products Corporation, as Borrower, the lenders parties thereto, and Wells Fargo Bank, National Association, as Agent.*

99.1	Press Release dated November 2, 2015.

*	The representations, warranties, and covenants contained in the agreement were made only for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the agreement, and may be subject to limitations agreed upon by those contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of any of the parties to the agreement or any of their respective stockholders, subsidiaries, or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date the agreement is entered into, which subsequent information may or may not be fully reflected in the public disclosures of Quanex.